POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints John A. Schofield, Keith E. Pratt, R.
Leon Blackburn, and Amy M. Paul, and each of them his, her, or its true and lawful attorney-in-fact-to:

(1)	     execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer, director and/or 10% stockholder of Advanced Fibre Communications, Inc. (the
"Company"), any and all Form 3, 4 and 5 reports required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	     do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 and 5 report and timely file such report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	     take any other action of any type whatsoever in
connection with the foregoing which, in the option of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to the Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in fact full power and authority to do and perform each and every act and the thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might do or could do for if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, is serving in such capacity at the request if the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

		IN WITNESS WHEREOF, the undersigned has caused the Power of Attorney to be executed as of this 24th day of September, 2001.


						/s/ Dan Rasdal

						Signature

						Dan Rasdal
						Print Name